EXHIBIT 24.1

GENVEC, INC.
Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of GenVec, Inc., a Delaware corporation (the “Corporation”), hereby constitutes and appoints Douglas J. Swirsky the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution and full power and authority in said agent and attorney-in-fact in connection with the Corporation’s Annual Report on Form 10-K (the ‘Form 10-K”) for the fiscal year ended December 31, 2013 under the Securities Exchange Act of 1934, as amended, including, without limitation, to sign the Form 10-K in the name and on behalf of the Corporation or on behalf of the undersigned, and in their respective names as officers and as directors of the Corporation, and any amendments to the Form 10-K and any instrument, contract, document or other writing, of or in connection with the Form 10-K or amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name and Title	Date
/s/ Douglas J. Swirsky Douglas J. Swirsky President, Chief Executive Officer, Chief Financial Officer, Treasurer and Corporate Secretary	March 28, 2014
/s/ Wayne T. Hockmeyer, Ph.D. Wayne T. Hockmeyer, Ph.D. Director	March 26, 2014
/s/ Zola P. Horovitz, Ph.D. Zola P. Horovitz, Ph.D. Director	March 21, 2014
/s/ William N. Kelley, M.D. William N. Kelley, M.D. Director	March 21, 2014
/s/ Marc R. Schneebaum Marc R. Schneebaum Director	March 24, 2014
/s/ Stefan D. Loren. Ph.D. Stefan D. Loren. Ph.D. Director	March 21, 2014